EXHIBIT 10.35

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into this 18thday of January, 2002, by and between MARTIN CBP ASSOCIATES, L.P., a Delaware limited partnership (“Landlord”), and HEARME, a Delaware corporation, formerly known as Mpath Interactive, Inc. (“Tenant”).

R E C I T A L S:

This First Amendment is entered into on the basis of the following facts, understandings and intentions of the parties:

A.            Landlord and Tenant entered into that certain lease dated July 30, 1999 (the “Lease”) which demised those certain premises designated as 685 Clyde Avenue located in Mountain View, California, as more particularly described in the Lease (the “Premises”).

B.            Tenant has informed Landlord that it is experiencing financial difficulties and desires to provide some limitation on its liability should it become unable to perform its obligations under the Lease. In exchange for such limitation of liability, Landlord has requested Tenant to provide, and Tenant has agreed to provide, additional security for the performance by Tenant of its obligations under this Lease, subject to such limitation on liability.

C.            Landlord and Tenant have agreed to amend the Lease upon the terms and conditions set forth herein.

                NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease, Landlord and Tenant hereby agree as follows:

                1              Defined Terms. Except as expressly provided in this First Amendment to the contrary, terms which are defined in the Lease shall have the same meaning when used in this Amendment.

                2              Security Deposit. The Lease is hereby amended with respect to the Security Deposit as follows:

                                2.1           The Summary of Basic Lease Term is hereby amended to delete the current definition of the “Security Deposit” and to insert the following in place thereof: “$104,000.00 in cash and a letter of credit in the amount of $600,000.00.”

                                2.2           Section 3.6 of the Lease is hereby deleted in its entirety and the following paragraphs are inserted in place thereof:

“A.          Security Deposit. Landlord acknowledges that Tenant has previously deposited with Landlord a cash security deposit in the amount of One Hundred Four Thousand and 00/100 Dollars ($104,000.00) which is being held by Landlord to secure the performance of the Tenant under the Lease (the “Cash

Security Deposit”). Tenant has agreed to deposit, as additional security for the performance by Tenant of its obligations under this Lease, an irrevocable standby letter of credit in the amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00) (the “Letter of Credit”) complying with the terms of this Section 3.6. For purposes of this Lease, the term “Security Deposit” shall mean the Cash Security Deposit and the Letter of Credit. If an Event of Tenant’s Default occurs, Landlord may use, apply or retain all or any part of the Letter of Credit in addition to the Cash Security Deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such Event of Tenant’s Default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Event of Tenant’s Default. Tenant hereby waives the provisions of Section 950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit (including the Letter of Credit) only those sums reasonably necessary to remedy efaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Lease Term. Landlord shall not be required to keep this Security Deposit separate from its general fund and Tenant shall not be entitled to interest on such Security Deposit. Landlord’s receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant. Upon termination of the original Landlord’s (or any successor owner’s) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord’s (or such successor’s) compliance with California Civil Code Section 1950.7(d), or successor statute and successor’s written assumption of Landlord’s obligations with respect to the Security Deposit.

“B.          Letter of Credit Provisions. The Letter of Credit shall be issued by a money-center bank (a bank which accepts deposits, which maintains accounts, which has a local Bay Area office which will negotiate a letter of credit and whose deposits are insured by the FDIC) whose financial strength shall be sufficient to meet liquidity demands with respect to issued letters of credit (such as Bank of America, Wells Fargo Bank or Silicon Valley Bank) and which is otherwise reasonably acceptable to Landlord. The Letter of Credit shall be issued for a term of at least twelve (12) months and shall be in a form and with such content reasonably acceptable to Landlord. In the event the Letter of Credit, or any succeeding Letter of Credit, has an expiry date sooner than the remaining term of the Lease plus thirty (30) days thereafter, Tenant shall either replace the expiring Letter of Credit with another Letter of Credit in an amount equal to the original Letter of Credit or renew the expiring Letter of Credit, in any event no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right to draw upon the expiring Letter of Credit for the full amount thereof. If Tenant does not so provide Landlord with a substitute Letter of Credit within such time period, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit. If Landlord notifies Tenant in writing that the bank which issued the Letter of Credit has become financially unacceptable (e.g., the bank is under investigation by governmental authorities, the bank no longer has the financial strength equivalent to Bank of America, Wells Fargo Bank or Silicon Valley Bank or has filed bankruptcy or reorganization proceedings), then Tenant shall have thirty (30) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof. Landlord agrees to pay the initial fee charged by the issuing bank in connection with the Letter of Credit and any other bank fees (including transfer or assignment fees) associated with, such Letter of Credit. The Letter of Credit shall be transferable, irrevocable and unconditional, so that Landlord, or its successor(s) in interest, may at any time draw on the Letter of Credit against sight drafts presented by Landlord, accompanied by Landlord’s statement that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the Letter of Credit and the Landlord may draw on any portion of the then uncalled upon amount thereof without regard to and without the issuing bank inquiring as to the right or lack of right of the holder of said Letter of Credit to effect such draws or the existence or lack of existence of any defenses by Tenant with respect thereto. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

“C.          Independent Contract. Tenant acknowledges and agrees that the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank, that Tenant is not a third party beneficiary of such contract, and that Landlord’s claim under the Letter of Credit for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code.

“D.          Transfer of the Letter of Credit. The Letter of Credit shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Building, or any interest in the Building, (iii) any partner, shareholder, member or other direct or indirect beneficial owner in Landlord (to the extent of their interest in the Lease), provided that such transferree agrees to be bound by the provisions of this Section 3.6. Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Premises or the Lease, Landlord shall provide prompt written notice of such assignment or transfer to Tenant and shall have the right to assign or transfer the Letter of Credit to its grantee, assignee or transferee; and in the event of any sale, assignment or transfer, the landlord so assigning or transferring the Letter of Credit shall have no liability to the Tenant for the return of the Letter of Credit, and Tenant shall look solely to such grantee, assignee or transferee for such return, so long as such grantee, assignee or transferee assumes in writing all of Landlord’s obligations with respect to the Letter of Credit. Tenant shall use reasonable efforts to cooperate with Landlord and the bank to effect the transfer of the Letter of Credit, provided that Landlord shall be responsible for all costs of the bank associated therewith.”

                3.             Personal Property. In addition to posting the Letter of Credit and as additional security, Tenant hereby agrees that if an Event of Tenant’s Default occurs and as a result thereof Landlord terminates the Lease pursuant to its rights under Section 13.2, certain personal property owned by Tenant and scheduled on Exhibit A shall be surrendered with the Premises. Concurrently herewith, Tenant shall execute and deliver to Landlord a bill of sale in the form attached hereto as Exhibit B whereby Tenant conveys to Landlord all of Tenant’s right, title and interest in and to the personal property identified on Exhibit A. Landlord shall hold such Bill of Sale in escrow pursuant to the terms of this Paragraph 3. Upon early termination of the Lease as a result of an Event of Tenant’s Default, the Bill of Sale shall be deemed released to Landlord. Upon the natural expiration of the Lease and provided Tenant has performed all of its obligations hereunder, the Bill of Sale shall be returned to Tenant.

                4.             Default. Landlord and Tenant hereby agree that the cure period set forth in Section 13.1A shall be reduced from 5 days to 1 business day and that if an Event of Tenant’s Default occurs Landlord shall elect the remedy under Section 13.2C. to terminate the Lease. Upon termination of the Lease under Section 13.2C, Landlord shall be entitled to retain the entire Security Deposit and the personal property identified on Exhibit A as described in Paragraph 3. Landlord agrees that the Security Deposit and personal property retained by Landlord shall be accepted by Landlord in full satisfaction of (i) all claims for future rent through the balance of the Lease Term under Section 1951.2 and 1951.4 of the California Civil Code and (ii) any other damage or loss which Landlord may suffer by reason of such Event of Tenant’s Default and /or Landlord’s termination of the Lease as a result thereof, subject to survival of those matters which, in accordance with the terms of the Lease, were to survive the expiration or sooner termination of the Lease. Notwithstanding anything contained herein to the contrary, in the event Landlord is unable to obtain or keep the full benefit of the Security Deposit for any reason (including without limitation an avoidance action brought by Tenant, as debtor or debtor-in-possession, or any of its creditors, or a trustee in bankruptcy), and Tenant does not provide substitute security or payment within ten (10) days after written notice from Landlord of its inability to obtain or keep any portion of the Security Deposit, then Landlord's full claim under the Lease or under applicable law against Tenant as a result of such Event of Tenant’s Default will be reinstated and immediately enforceable against Tenant. If Tenant files or has filed against it a petition under any chapter of Title 11 of the United States Code, or any similar insolvency proceeding is commenced, within 100 days after Landlord obtains the benefit of any portion of the Security Deposit, and Landlord is unable to obtain or retain all or part of the Security Deposit, then any claims of the officers, directors and/or shareholders ("Insiders") of Tenant against Tenant in connection with such case or proceeding shall hereby be subordinated to the claims of Landlord against Tenant, such that Landlord shall have the right to full payment of its claims before any payment is made on account of a claim of any of the Insiders in such case or proceeding. In the event Tenant becomes a debtor in a case under Title 11 of the United States Code within 100 days after any payment of any amount of the Security Deposit to Landlord, then any period of limitations or laches respecting any and all claims of Landlord against Tenant (including without limitation any claims to recover preferences or fraudulent conveyances or transfers) shall be tolled and suspended from the date of this amendment until the date that an order for relief in the case under Title 11 of the United States Code is entered.

                5.             Representations and Warranties. As of the date of this Amendment:

                                5.1.          Authority. Each of Landlord and Tenant represents and warrants to the other that it has full right, power and authority to enter into this Amendment, and has obtained all necessary consents and resolutions from its members required under the documents governing its affairs in order to consummate this transaction, and the persons executing this Amendment have been duly authorized to do so. The Agreement and the Lease are binding obligations of such party, enforceable in accordance with their terms.

                                5.2           No Assignments. Tenant represents and warrants to Landlord that Tenant is the sole tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease.

                                5.3           Lender Consent. Landlord represents and warrants to Tenant that Landlord has received approval from its lender for Landlord to enter into this Amendment.

                6.             Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.

                7.             No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with its terms.

                8.             Effective Date of Amendment. The effective date of this Amendment and each and every provision hereof, unless otherwise specified herein, shall be the date first hereinabove set forth.

                9.             Counterparts. This First Amendment may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart. Execution and transmission by telecopier is permitted and will create an effective First Amendment.

IN WITNESS WHEREOF, the parties have duly executed this Amendment on the date first written above.

LANDLORD:

MARTIN CBP ASSOCIATES, L.P.,

a Delaware limited partnership

By:          Martin/Cypress, LLC,

a California limited liability company

Its: General Partner

By:          TMG Partners,

a California corporation

Its: Managing Member

By:

Its:

TENANT:

HEARME,

a Delaware corporation

By:

Its:

EXHIBIT A

LIST OF PERSONAL PROPERTY

EXHIBIT B

BILL OF SALE

                FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, HEARME, a Delaware corporation (“HearMe”) does on January ___, 2002, grant, convey, transfer, assign, bargain, sell, deliver and set over unto MARTIN CBP ASSOCIATES, L.P., a Delaware limited partnership, its successors and assigns (“Martin CBP”) forever, all of the HearMe’s right, title, and interest in and to the personal property described on Schedule 1 attached hereto (the “Personal Property”) located in and upon and used in connection with the operation of all the improvements on the land located in Mountain View, California, generally known as 685 Clyde Avenue.

EXCEPT AS STATED BELOW, ALL OF THE PERSONAL PROPERTY IS USED AND IS CONVEYED AND ACCEPTED “AS IS” WITHOUT ANY WARRANTIES OR REPRESENTATIONS OF WHATSOEVER KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED, OR WHETHER WRITTEN OR ORAL, CONCERNING ANY AND ALL DEFECTS OF A PHYSICAL NATURE, WHETHER IN MATERIAL OR WORKMANSHIP AND WHETHER OR NOT SUCH DEFECT WOULD BE VISIBLE OR APPARENT UPON MARTIN CBP’S FULL INSPECTION AND EXAMINATION OF THE PROPERTY.

HearMe does hereby represent and warrant to Martin CBP that HearMe is the lawful owner of the Personal Property and that the Personal Property is free and clear from all liens and encumbrances, and HearMe shall indemnify, defend and hold Martin CBP harmless from and against any and all claims, demands, costs, liabilities, losses, damages, penalties or expenses of any kind, including without limitation reasonable attorneys’ and expert witnesses’ fees which may be brought or made against Martin CBP or which Martin CBP may incur, by reason of any defect in HearMe’s title to the Personal Property as herein represented and warranted or as a result of a lien or encumbrance thereon.

This Bill of Sale shall in all respects be governed by, and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance.

IN WITNESS WHEREOF, HearMe has caused this Bill of Sale to be duly executed and delivered on the day and year first above written.

HEARME,

a Delaware corporation

By:

Its:

SCHEDULE 1